SCHEDULE 14C
                               (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT

              Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement    [ ] Confidential, for use of the
                                             Commission only
[x] Definitive Information Statement

                        Central American Equities Corp.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1) Title of each class of securities to which transaction applies:

  ..................................................................

  2) Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4) Proposed maximum aggregate value of transaction:

  ...................................................................

  5) Total fee paid:

  ...................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

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  2) Form, Schedule or Registration Statement No.:

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  3) Filing Party:

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  4) Date Filed:

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                      Central American Equities Corp.
                            Operating Address
                         No. 1 Industry District
                  Xinle City, Hebei Province, China 050700

                             Mailing Address
                   c/o American Union Securities, Inc.
                       100 Wall Street, 15th Floor
                          New York, NY  10005


                          INFORMATION STATEMENT


To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Central American Equities Corp. have given their written consent to a resolution adopted by the Board of Directors of Central American Equities to amend the articles of incorporation so as (1) to change the name of the company to "China Aoxing Pharmaceutical Company, Inc." and (2) to effect a reverse split of Central American Equities' outstanding common stock in the ratio of 1:4. We anticipate that this Information Statement will be mailed on June 13, 2006 to shareholders of record. On or after July 6, 2006, the amendment of the articles of incorporation will be filed with the Florida Secretary of State and become effective.

     Florida corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Central American Equities will not hold a meeting of its shareholders to consider or vote upon the amendment of Central American Equities' articles of incorporation.


                     WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.



June 13, 2006                                      Zhenjiang Yue
                                                   Chief Executive Officer

                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on May 31, 2006 (the "Record Date"). On the Record Date, the authorized voting stock consisted of:

     (1) 100,000,000 shares of common stock, par value $0.001, each of which is entitled to one vote. On the Record Date, there were 40,000,000 shares of common stock issued, outstanding and entitled to vote.

     (2) 300,000 shares of Series C Preferred Stock, par value $0.001, 297,018 of which were outstanding on the Record Date. Each share of Series C Preferred Stock is entitled to 400 votes. As a result, the voting power of the outstanding shares of Series C Preferred Stock is equal to that of 118,807,200 common shares.

     The following table sets forth the number of Central American Equities common shares beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of Central American Equities' common stock on a fully-diluted basis (i.e. assuming conversion of the Series C Preferred
Stock), as well as the ownership of such shares by each member of Central American Equities' Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address of                    Amount and Nature of      Percent
Beneficial Owner(1)                    Beneficial Ownership(2)   of Class
---------------------------            ----------------------    --------
Zhenjiang Yue                           32,000,000(3)             20.2%

John C. Leo                              4,800,000(4)              3.0%
c/o American Union Securities, Inc.
100 Wall Street - 15th Floor
New York, NY 10005

All directors as a group (2 persons)    36,800,000                23.2%

Yumin Yue(5)                            12,000,000                 7.6%
Yifa Yue(5)                             12,000,000                 7.6%
Jinshuan Yue(5)                         11,200,000                 7.1%
Zhonghui Yang                            8,000,000                 5.0%
Cuixia Liu                               8,000,000                 5.0%
Yongxia Sun                              8,000,000                 5.0%
Hongyue Hao                              8,000,000                 5.0%
Yongjun Hao                              8,000,000                 5.0%
Huaqin Zhou                              8,800,000                 5.5%
 136 Hospital Rd., Suite 3
 Jiangyang City, Sichuan
 Province, China
________________________________________________________________________

(1) Unless otherwise indicated, the address of each owner is c/o Hebei Aoxing Pharmaceutical Co., Ltd., No. 1 Industry District, Xinle City, Hebei Province, China 050700.
(2) Unless otherwise indicated, all shares are held of record. The number of shares indicated assumes full conversion of the Series C Preferred Stock.
(3) Includes 12,000,000 shares (fully-diluted) owned of record by Mr. Yue's spouse, Cuiying Hao.
(4) Includes 4,000,000 shares owned by American Union Securities, Inc., of which Mr. Leo is the President.
(5) Yumin Yue, Yifa Yue and Jinshuan Yue are, respectively, the adult daughter, adult son, and father of Zhenjiang Yue.


                 AMENDMENT OF THE ARTICLES OF INCORPORATION
                   TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Central American Equities has adopted a resolution to change the name of the corporation from Central American Equities Corp. to "China Aoxing Pharmaceutical Company, Inc." The holders of shares representing a majority of the voting power of Central American Equities' outstanding voting stock have given their written consent to the resolution. Under Florida corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Florida on or after July 6, 2006, and it will become effective on the date of such filing (the "Effective Date").

     The primary purpose of the name change is to better represent the corporation's business. The corporation's wholly owned subsidiary, Ostar Pharmaceutical, Inc., owns 60% of the outstanding shares of Hebei Aoxing Pharmaceutical Group Co. Ltd., a corporation that manufactures and
distributes analgesic drugs in the People's Republic of China.   Because the
corporation is, indirectly, the majority owner of Hebei Aoxing Pharmaceutical Group Co. Ltd., and the CEO of Hebei Aoxing Pharmaceutical Group Co. Ltd. is the CEO of Central American Equities, the Board of Directors and majority shareholders have determined to change the corporation's name to represent the business conducted by this operating subsidiary.

                       Exchange of Stock Certificate

     Certificates for the corporation's common stock that recite the name "Central American Equities Corp." will continue to represent shares of the corporation after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "China Aoxing Pharmaceutical Company, Inc." after the Effective Date, he may do so at his own expense by surrendering his certificate to the corporation's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. Central American Equities' Transfer Agent is:

                    Olde Monmouth Stock Transfer Co.
                          200 Memorial Parkway
                      Atlantic Highlands, NJ 07716
                             732-872-2727

                AMENDMENT OF THE ARTICLES OF INCORPORATION
           TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

     The Board of Directors of Central American Equities has unanimously adopted a resolution to amend the Articles of Incorporation to effect a reverse split of Central American Equities' outstanding common stock at a ratio of 1:4 (the "Reverse Split"). The holders of shares representing a majority of the voting power of Central American Equities' outstanding voting stock has given their written consent to the resolution. Under Florida corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Florida on or after July 6, 2006, and it will become effective on the date of such filing (the "Effective Date").

     The Amendment to the Articles of Incorporation provides that each four shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Central American Equities common stock ("New Common Stock"). No fractional shares or scrip will be issue; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will be issued one whole share of New Common Stock in lieu of the fraction.

               Reasons for Approving the Reverse Stock Split

     Central American Equities has issued shares of Series C Preferred Stock convertible into 118,807,200 shares of common stock, a number that exceeds the number of shares of common stock authorized for issuance by the corporation's articles of incorporation. As a result of the Reverse Split, the corporation will have an adequate number of authorized but unissued shares of common stock available for issuance upon conversion of the Series C Preferred Stock.

      After the Reverse Split and the conversion of the Series C Preferred Stock into common stock, there will be 39,701,800 common shares outstanding. The Board of Directors will then be authorized to issue up to 60,298,200
additional common shares.   Other than the conversion of the Series C Preferred
Stock, the Board of Directors does not have any specific plan, commitment, arrangement, understanding or agreement, oral or written, that contemplates the issuance of additional shares after the Reverse Split. However, the Board of Directors believes that the Reverse Split is appropriate for two general reasons:

     * Central American Equities intends to raise capital to fund the operations of Hebei Aoxing Pharmaceutical Group Co. Ltd. In connection with such financing activities, Central American Equities is likely to issue a significant number of shares of common stock. If it has 40 million shares outstanding prior to the financing, the number required in connection with the financing may exceed the number of authorized shares of Common Stock of the corporation.

     * Unless the number of outstanding shares is reduced by the Reverse Split, the number of shares outstanding upon conversion and/or upon the issuance of additional shares to investors will be so great that the per share value of the corporation's stock will be very small. The Board of Directors believes that it will not be in the best interests of the corporation to have a very low per share stock price. The Board hopes that the Reverse Split will result in a higher per share market price of the common stock.

     A low stock price can have the effect of reducing the liquidity of a corporation's stock. If a security does not trade on a stock exchange and has a market price that is less than $5.00 per share, the stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." Most institutional investors will not invest in penny stocks, and many brokerage firms will discourage their customers from purchasing penny stocks and will not recommend a penny stock to their customers. Additionally, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price.
The Board of Directors believes these issues are best addressed by increasing the value per share of the common stock, which will occur as a result of the Reverse Split.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 60,298,200 shares of Common Stock without having to obtain the approval of the Corporation's shareholders. Florida law requires that the Board use its reasonable business judgment to assure that Central American Equities obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Central American Equities. The issuance of the additional shares could also result in the dilution of the value of common shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Central American Equities' Common Stock.

     The amendment of the Articles of Incorporation to effect the reverse split, with the resulting increase in the authorized but unissued common stock, is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Central American Equities. Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of Central American Equities. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands or the issuance of preferred stock upon terms very favorable to the preferred shareholder, for example, could make Central American Equities unattractive to the party seeking control of Central American Equities. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

          General Effect of the Reverse Stock Split on Capital Stock

     The New Common Stock will not be different from the common stock held by Central American Equities' stockholders prior to the Reverse Split. The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the rounding up of fractional shares.

                       Exchange of Stock Certificate

     On the Effective Date, the outstanding certificates representing shares of Central American Equities' common stock will be automatically converted into certificates representing shares of New Common Stock. It is not necessary for a shareholder to obtain a replacement certificate in order to be registered in the record books of the corporation as the owner of the appropriate number of shares of New Common Stock. Every shareholder who wishes to receive a replacement certificate, however, may do so at his own expense by surrendering to the Transfer Agent his certificate representing shares of pre-Reverse Split common stock with a request for a replacement certificate and the appropriate stock transfer fee. In exchange, he will receive a replacement certificate representing the appropriate number of share of New Common Stock. The name and address of the Transfer Agent are stated above.

                           No Dissenters Rights

     Under Florida law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Information Statement.

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